Exhibit 10.14

KARYOPHARM THERAPEUTICS INC.

Restricted Stock Unit Agreement (Time Vested) 2022 Equity Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Karyopharm Therapeutics Inc. (the “Company”), a Delaware corporation, and the Participant. Agreement Date and Number

Agreement Date:
Agreement Number:

(a)
Participant Information

Participant:
Participant Address:

(b)
Grant Information

Grant Date:
Number of Restricted Stock Units:

(c)
Vesting Table

Vesting Date	Number of Restricted Stock Units that Vest

This Agreement includes this Notice of Grant and the following Exhibit, which is expressly incorporated by reference in its entirety herein. This grant of Restricted Stock Units satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Exhibit A – General Terms and Conditions

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

By:___________________________

Name of Officer: Michael Mason
Title: Chief Financial Officer
Karyopharm Therapeutics Inc.

Restricted Stock Unit Agreement (Time Vested)
2022 Equity Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2022 Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSUs, subject to the terms and conditions set forth herein.

2.
Vesting.
(a)
The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional shares resulting from the application of any percentages used in the Vesting Table shall be rounded down to the nearest whole number of RSUs (except for the last vesting tranche).
(b)
Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any withholding taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.
3.
Forfeiture of Unvested RSUs Upon Cessation of Service.
(a)
Except as otherwise provided in Section 3(b) hereof, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without Cause (as defined in the Plan), all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.
(b)
If, on or prior to the first anniversary of the date of the consummation of a

Change in Control Event (as defined in the Plan), the Participant’s employment with the Company is terminated for Good Reason (as defined below) by the Participant or is terminated by the Company without Cause (as defined in the Plan), all of the RSUs that vest solely based on the passage of time and that are unvested and have not been forfeited as of the time of such termination shall immediately vest in full on the Participant’s date of termination. Upon the vesting of the RSUs as described in this Section 3(b), the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following the Participant’s date of termination, but in any event within 30 days of such date. For purposes of this Agreement, “Good Reason” shall (i) to the extent the Participant is a party to an employment or other agreement with the Company, or is a participant in a Company severance plan (other than the Plan) or policy, in any case that defines Good Reason, have the meaning set forth in that agreement, plan or policy and (ii) otherwise, have the meaning set forth in the Plan.
4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.
Tax Matters.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs, and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and the Participant is not otherwise prevented from doing so under the Company’s Insider Trading Policy, the Participant shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation; provided that once the Participant has executed and delivered such Durable Automatic Sell-to-Cover Instruction to the Company, the Participant shall not be required to execute the instruction again unless and until the Participant has revoked or otherwise terminated the instruction required by the Durable Automatic Sell-to-Cover Instruction. If the Participant does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
(c)
Reporting. The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction (in relation to all taxes, social security contributions and any other similar charges) which arise in relation to the RSUs.
8.
Miscellaneous.
(a)
Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(c)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(d)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

(e)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

_________________________

Participant Acceptance